SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[  ]      Preliminary Proxy Statement
[  ]      Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
[  ]      Definitive Proxy Statement
[X]       Definitive Additional Materials
[  ]      Soliciting Material Pursuant to Section 240.14a-
11(c) or Section 240.14a-12


SBC Communications Inc.
     (Name of Registrant as Specified In Its Charter)


 (Name of Person(s) Filing Proxy Statement, if other than
                      the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
   6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]      $500 per each party to the controversy pursuant
to Exchange Act Rule 14a-6(i)(3).
[  ]      Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11.

  (1)Title of each class of securities to which transaction applies:


  (2)Aggregate number of securities to which transaction applies:


  (3)Per unit price or other underlying value of transaction computed pursuant to
     Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):


  (4)Proposed maximum aggregate value of transaction:


  (5) Total fee paid:


[X]   Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided
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Fast-Breaking news for all employees of SBC Communications Inc.

Quick
signal

July 16, 1996


Employee shareowners urged to participate in upcoming merger vote
SBC shareowners recently received their copy of the Joint Proxy
Statement/Prospectus describing the proposed merger of Pacific Telesis Group with a subsidiary of SBC.

"This is a historic step for our company, and your vote is important," said Ed Whitacre, SBC chairman and CEO. "The affirmative vote of a majority of votes cast is necessary for approval. I encourage you to take time to vote your shares in support of the agreement, as recommended by your Board of Directors."

If you are an SBC shareowner and have not received your copy of the Proxy, or if you do not have a voting card, please call 1-800-813-3797 for a replacement.


Please copy and distribute this bulletin to all employees. Thanks for your help.

Quick signal is also on SBC's employee news Web site: http://intranet.sbc.com